                                                             Exhibit 10.u

June 21, 1996                                           REVISED 9-6-96
                                                        --------------


Mr. Donald R. Graber


Dear Don:

Don, this letter will confirm the verbal agreement we reached June 20, 1996 regarding your pension benefits as well as long term disability arrangements during the first three years of your employment.

     1. You will not be eligible to draw, under any circumstances, pension benefits until your 57th birthday.

     2. If you are involuntarily terminated by Huffy at any time during your first three years of employment for reasons other than disability, you will be eligible to begin receiving an annual pension benefit at age 57 of $115,000 per year, less taxes. This benefit will be considered a Married Participant Annuity, which means that if you predecease your spouse, she will be entitled to receive a survivor benefit equal to one-half the benefit paid to you while you were alive or $57,500. This provision is subject to Paragraph 21. d. of the Employment letter, dated June 11, 1996.

     3. If you should become totally and permanently disabled at any time during the first three years of your employment, you will remain on disability until age 65, at which time you will commence pension benefits of $115,000 per year, less taxes, adjusted to age 65 using the Huffy Corporation Supplemental/Excess Benefit Plan early commencement reduction factor of 4%. Thus, at age 65 you would begin receiving a pension benefit of $169,118. This benefit will be considered a Married Participant Annuity as described in paragraph #2 above.

Mr. Donald R. Graber
June 21, 1996
Page Two

     4. Assuming you continue to work for Huffy until you elect to retire, your total annual pension benefit will be capped at $250,000, less taxes. The table below illustrates this:


--------------------------------------------------------------------------------
                        ASSUMED CALCULATED ANNUAL     ANNUAL RETIREMENT BENEFIT
 RETIREMENT AGE          RETIREMENT BENEFIT                ACTUALLY PAYABLE
 --------------          ------------------                ----------------
--------------------------------------------------------------------------------
       61                     $237,400                         $237,400
--------------------------------------------------------------------------------
       62                      277,800                          250,000
--------------------------------------------------------------------------------
       63                      318,200                             "
--------------------------------------------------------------------------------
       64                      358,000                             "
--------------------------------------------------------------------------------
       65                      398,000                             "
--------------------------------------------------------------------------------


Such pension benefit will be treated as a Married Participant Annuity as outlined in paragraph #2 of this letter.

Don, I believe this accurately reflects our discussion. If so, please indicate your agreement by signing as provided for below.

Sincerely,

/s/ RICHARD L. MOLEN

Richard L. Molen
Chairman, President & CEO

cc:      Don Scheick


         I ACCEPT THE FOREGOING: /s/ DONALD R. GRABER             6/24/96
                                ------------------------        ------------
                                 DONALD R. GRABER               DATE

                                    EXHIBIT C
                                    ---------


The Employer shall grant Graber two (2) years of additional Credited Service under the Retirement Plan for each one (1) full year of Actual Service under the Retirement Plan completed during Graber's first five years of employment with the Employer. For purposes of this Exhibit C only, Actual Service shall mean service while on the active payroll, salary continuation or long-term disability. Thus, upon Graber's fifth anniversary with the Employer, Graber shall have ten (10) years of additional Credited Service in addition to the five
(5) years of Actual Service completed, for a total of fifteen (15) years of Credited Service.

Notwithstanding the foregoing, if his employment is involuntarily terminated during his first three years of employment for any reason (including a change of control), excluding only total and permanent disability (as discussed below) and voluntary resignation, in such event, Graber will be eligible to begin receiving an annual pension benefit beginning at age 57 of $115,000, less taxes, at age
57. Such pension shall be considered to be in the form of a 50% Joint and Survivor Married Participant Annuity. If Graber dies prior to the attainment of age 57, subject to the foregoing, his surviving spouse shall be paid an annual annuity equal to one-half of the $115,000 (or $57,500) at such time as Graber would have reached age 57. Upon retirement, Graber may elect an alternate payment option, as permitted under the Retirement Plan, which option shall be calculated in accordance with the provisions of the Retirement Plan. This means the $115,000 annual benefit payable to Graber and, following his death, to his spouse, should she survive, shall be actuarially adjusted consistent with the option elected.

In addition, if Graber should become totally and permanently disabled, as determined by the insurance carrier for the long-term disability policy maintained by the Employer, which is then in effect, or, if none, as determined by the Retirement Committee, at any time during the first three years of his employment with the Employer, he shall receive payment of long-term disability payments based on his salary at the time of such disability in accordance with the terms of the long-term disability policy then in effect until age 65. At age 65, he shall receive pension benefits of $169,118 per annum, being $115,000 per annum at age 57, adjusted to its age 65 equivalent using the Plan's early commencement reduction factor of 4% per annum. Such $169,118 pension payment will be considered to be in the form of a 50% Joint and Survivor Married Participant Annuity as described in the preceding paragraph.

Finally, provided Graber remains continuously employed past his third anniversary date of employment by the Employer, Graber may then elect to retire, in his sole discretion, in accordance with the Retirement Plan's terms. Graber's annual pension benefit under the Plan upon termination of employment for any reason or retirement shall not exceed the lesser of the annual pension benefit calculated under the Plan (Column I) or $250,000 (see Column II), less taxes, and such annual pension benefit shall be treated as a 50% Joint and Survivor Married Participant Annuity, unless an alternate payment option is elected in accordance with Retirement Plan's terms in which case such option election shall be actuarially adjusted consistent with the option elected.

                               ---------



--------------------------------------------------------------------------------
                                 COLUMN I
                                EXAMPLE OF                 COLUMN II
                            ASSUMED CALCULATED             EXAMPLE OF
        EXAMPLE OF        ANNUAL PENSION BENEFIT     ACTUAL ANNUAL PENSION
      RETIREMENT AGE            UNDER PLAN              BENEFIT PAYABLE
      --------------            ----------              ---------------
--------------------------------------------------------------------------------
           61                   $237,400                   $237,400
--------------------------------------------------------------------------------
           62                   $277,800                   $250,000
--------------------------------------------------------------------------------
           63                   $318,200                   $250,000
--------------------------------------------------------------------------------
           64                   $358,000                   $250,000
--------------------------------------------------------------------------------
           65                   $398,000                   $250,000
--------------------------------------------------------------------------------


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